EXHIBIT 99.1

Capstone Turbine (NASDAQ: CPST) Reports SECOND quarter fiscal 2021 financial results

$1.9 Million Positive Cash from Operating Activities Representing a $3.7 Million Improvement Quarter-Over-Quarter and an $8.2 Million Improvement Year-Over-Year

New Gross Product Orders of $9.8 Million in the Quarter Compared to $5.5 Million in the Previous Quarter Representing a Positive Book-to-Bill Ratio of 1.4:1

Financial Results Webcast to be Held Today, November 10, 2020

at 1:45 PM PT; 4:45 PM ET

VAN NUYS, CA / ACCESSWIRE / November 10, 2020 / Capstone Turbine Corporation (www.capstoneturbine.com) (NASDAQ: CPST), the world’s leading clean technology manufacturer of microturbine energy systems, reports financial results for its fiscal 2021 second quarter ended September 30, 2020.

Financial Highlights of Fiscal 2021 Second Quarter:

●	$1.9 million positive Cash from Operating Activities representing a $3.7 million improvement quarter-over-quarter and $8.2 million improvement year-over-year as the company benefited from its Energy as a Service (EaaS) business model.
●	New Gross Product orders of $9.8 million in the second quarter compared to $5.5 million in the first quarter representing a positive Book-to-Bill Ratio of 1.4:1 as the business begins to rebound from the impacts of the COVID-19 pandemic.
●	Total revenue in the quarter was $14.9 million, up 5%, compared to $14.2 million in the first quarter.
●	Gross margin as a percentage of revenue was 17%, an increase of 2 percentage points, compared to the prior year second quarter, despite a 28% drop in total revenues related to the ongoing negative impacts of the COVID-19 pandemic.
●	Net loss for the six months ended September 30, 2020 was $6.0 million, a 40% improvement, when compared to $10.0 million for the six months ended September 30, 2019.
●	The Company continued to execute against its $10 million fiscal year-over-year Adjusted EBITDA improvement goal, posting a $4.2 million improvement for the six months ended September 30, 2020, compared to the six months ended September 30, 2019, excluding a non-cash provision for a potential payout under the annual Executive Bonus Plan.
●	Total Inventory decreased by $3.7 million, or 19%, to $15.5 million at September 30, 2020, compared to $19.2 million as of June 30, 2020, and decreased $7.2 million, or 32%,

compared to $22.7 million as of March 31, 2020, supporting improved liquidity and positive working capital during the second quarter.
●	Total cash and cash equivalents as of September 30, 2020, were $16.8 million, an increase of $0.6 million, compared to $16.2 million as of June 30, 2020, despite ongoing impacts from the COVID-19 pandemic, including no cash provided by financing activities.

Additionally, following the end of the quarter, on October 1, 2020 Capstone entered into an agreement to upsize its current Goldman Sachs $30.0 million note to $50.0 million, at a significantly reduced interest rate and for a new 3-year term.

“I am pleased that we continue to make significant progress against our stated goal of improving Adjusted EBITDA ten million dollars year-over-year despite the ongoing adverse impacts caused by the pandemic. In the first half of our fiscal year, we achieved a $4.2 million improvement in Adjusted EBITDA year-over-year," said Darren Jamison, President and Chief Executive Officer of Capstone Turbine. "Not only are we making excellent strides in improving our Adjusted EBITDA performance amid external headwinds, in the second quarter, we also generated positive cash from operations for the first time in eleven quarters without any dilutive financing during the period," added Mr. Jamison.

"I'm extremely pleased that we delivered a positive adjusted EBITDA quarter in the first quarter of fiscal 2021 despite COVID-19, and continued momentum into the second quarter of fiscal 2021 by generating positive cash from operations,” stated Eric Hencken, Chief Financial Officer of Capstone Turbine. “This clearly demonstrates the importance of our EaaS strategy and shows the impact it can have on cash flow and profitability even during the most challenging and unpredictable economic environments," concluded Mr. Hencken.

Financial Results for Fiscal 2021 Second Quarter

Total revenue for the quarter increased $0.7 million sequentially, from $14.2 million in the first quarter to $14.9 million in the second quarter, primarily due to improving product revenue as the impact of COVID-19 continues to subside, but decreased $5.8 million compared to total revenue of $20.7 million in the year-ago second quarter. The year-over-year decrease in revenue was primarily the result of lower product, parts, and accessories volume as project schedules were adversely impacted by the global COVID-19 pandemic.

Gross margin percentage increased to 17% compared to 15% in the prior year’s second quarter primarily due to improving service margins and lower warranty expenses.

Gross margin percentage for the six months ended September 30, 2020 was 20%, up from 15% for the six months ended September 30, 2019, primarily due to improving service margins, lower warranty expenses, and lower overhead from the Company’s COVID-19 Business Continuity Plan (BCP), despite revenues being down 27% as a result of business disruptions caused by the COVID-19 pandemic.

Operating expenses in the second quarter of fiscal 2021 were $5.5 million, an increase of $1.6 million, from $3.9 million in the previous quarter, primarily due to marketing spend related to our

IndyCar racing sponsorship as well as an accrual for Executive Bonuses. Additionally, Capstone brought certain employees back during the quarter that had been furloughed as a result of the Company’s COVID-19 BCP.

Operating expenses for the six months ended September 30, 2020 were $9.4 million, down 31%, compared to $13.6 million for the six months ended September 30, 2019, primarily due to lower costs from the Company’s COVID-19 Business Continuity Plan.

Net loss was $4.2 million for the second quarter of fiscal 2021, compared to a net loss of $4.4 million in the year-ago quarter.

Adjusted EBITDA excluding Executive Bonus was negative $1.9 million for the second quarter of fiscal 2021 compared to an Adjusted EBITDA excluding Executive Bonus of negative $2.2 million for the year-ago quarter.

Adjusted EBITDA excluding Executive Bonus for the six months ended September 30, 2020 increased $4.2 million, to negative $1.4 million compared to negative $5.6 million Adjusted EBITDA excluding Executive Bonus for the six months ended September 30, 2019. Capstone has a previously stated goal of improving Adjusted EBITDA excluding Executive Bonus, by $10 million year-over-year, despite the ongoing COVID-19 pandemic.

Cash and cash equivalents increased to $16.8 million as of September 30, 2020, up from $16.2 million as of June 30, 2020.  No cash was provided by financing activities during the quarter, and the Company generated positive cash from operations for the first time in eleven quarters despite the ongoing COVID-19 pandemic.

Conference Call and Webcast

Capstone will host a live webcast on November 10, 2020, at 1:45 PM Pacific Time (4:45 PM Eastern Time) to provide the results of the second quarter fiscal 2021 ended September 30, 2020. Capstone will discuss its financial results and will provide an update on its business activities. At the end of the conference call, Capstone will host a question-and-answer session to provide an opportunity for financial analysts to ask questions. Investors and interested individuals are invited to listen to the webcast by logging on to Capstone’s investor relation’s webpage at www.capstoneturbine.com. A replay of the webcast will be available on the website for 30 days.

About Capstone Turbine Corporation

Capstone Turbine Corporation (www.capstoneturbine.com) (NASDAQ: CPST) is the world’s leading producer of highly efficient, low-emission, resilient microturbine energy systems. Capstone microturbines serve multiple vertical markets worldwide, including natural resources, energy efficiency, renewable energy, critical power supply, transportation and microgrids. Capstone offers a comprehensive product lineup via our direct sales team, as well as our global distribution network. Capstone provides scalable solutions from 30 kWs to 10 MWs that operate on a variety of fuels and are the ideal solution for today's multi-technology distributed power generation projects.

For customers with limited capital or short-term needs, Capstone offers rental systems; for more information, contact: rentals@capstoneturbine.com. To date, Capstone has shipped nearly 10,000 units to 83 countries and in FY20, saved customers an estimated $219 million in annual energy costs and 368,000 tons of carbon.

For more information about the company, please visit www.capstoneturbine.com. Follow Capstone Turbine on Twitter, LinkedIn, Instagram, Facebook and YouTube.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s Adjusted EBITDA improvement goal and other statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these forward-looking statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “intend,” “may,” “will,” “plan,” “goal” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the ongoing effects of the COVID-19 pandemic; the availability of credit and compliance with the agreements governing the Company’s indebtedness; the Company’s ability to develop new products and enhance existing products; intense competition; financial performance of the oil and natural gas industry and other general business, industry and economic conditions; the Company’s ability to adequately protect its intellectual property rights; and the impact of pending or threatened litigation. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

“Capstone” and “Capstone Microturbine” are registered trademarks of Capstone Turbine Corporation. All other trademarks mentioned are the property of their respective owners.

Financial Tables to Follow

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	September 30,	March 31,
	2020	2020
Assets
Current Assets:
Cash and cash equivalents	$16,782	$15,068
Accounts receivable, net of allowances of $525 at September 30, 2020 and $703 at March 31, 2020	13,481	16,240
Inventories, net	13,906	21,460
Prepaid expenses and other current assets	3,663	3,987
Total current assets	47,832	56,755
Property, plant, equipment and rental assets, net	8,358	7,749
Non-current portion of inventories	1,618	1,221
Other assets	7,942	8,230
Total assets	$65,750	$73,955
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$10,908	$15,000
Accrued salaries and wages	1,341	1,644
Accrued warranty reserve	1,427	1,934
Deferred revenue	6,459	7,898
Current portion of notes payable and lease obligations	568	477
Total current liabilities	20,703	26,953
Deferred revenue - non-current	860	944
Term note payable, net	30,419	27,963
Long-term portion of notes payable and lease obligations	4,920	5,074
Total liabilities	56,902	60,934
Commitments and contingencies (Note 15)
Stockholders’ Equity:
Preferred stock, $.001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value; 51,500,000 shares authorized, 11,143,708 shares issued and 11,073,286 shares outstanding at September 30, 2020; 10,286,366 shares issued and 10,228,789 shares outstanding at March 31, 2020	11	10
Additional paid-in capital	917,674	915,755
Accumulated deficit	(906,919)	(900,869)
Treasury stock, at cost; 70,422 shares at September 30, 2020 and 57,577 shares at March 31, 2020	(1,918)	(1,875)
Total stockholders’ equity	8,848	13,021
Total liabilities and stockholders' equity	$65,750	$73,955

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue:
Product, accessories and parts	$9,344	$15,988	$18,280	$30,061
Service	5,562	4,752	10,819	9,923
Total revenue	14,906	20,740	29,099	39,984
Cost of goods sold:
Product, accessories and parts	8,693	13,460	16,688	25,692
Service	3,651	4,199	6,476	8,346
Total cost of goods sold	12,344	17,659	23,164	34,038
Gross margin	2,562	3,081	5,935	5,946
Operating expenses:
Research and development	599	900	969	1,838
Selling, general and administrative	4,872	5,499	8,418	11,736
Total operating expenses	5,471	6,399	9,387	13,574
Loss from operations	(2,909)	(3,318)	(3,452)	(7,628)
Other income (expense)	11	157	15	158
Interest income	8	—	16	—
Interest expense	(1,313)	(1,287)	(2,604)	(2,563)
Loss before provision for income taxes	(4,203)	(4,448)	(6,025)	(10,033)
Provision for income taxes	9	—	10	8
Net loss	(4,212)	(4,448)	(6,035)	(10,041)
Less: Deemed dividend on purchase warrant for common shares	15	75	15	75
Net loss attributable to common stockholders	$(4,227)	$(4,523)	$(6,050)	$(10,116)

Net loss per common share attributable to common stockholders—basic and diluted	$(0.38)	$(0.59)	$(0.56)	$(1.36)
Weighted average shares used to calculate basic and diluted net loss per common share attributable to common stockholders	11,040	7,650	10,862	7,455

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

(In thousands)

	Three months ended		Six months ended
Reconciliation of Reported Net Loss to EBITDA and Adjusted EBITDA	September 30,		September 30,
	2020	2019	2020	2019
Net loss, as reported	$(4,212)	$(4,448)	$(6,035)	$(10,041)
Interest expense	1,313	1,287	2,604	2,563
Provision for income taxes	9	-	10	8
Depreciation and amortization	349	443	703	816
EBITDA	$(2,541)	$(2,718)	$(2,718)	$(6,654)

Stock-based compensation and other expense	664	104	962	366
Restructuring charges	-	370	-	670
Adjusted EBITDA	$(1,877)	$(2,244)	$(1,756)	$(5,618)
Executive Bonus	375	-	375	-
Adjusted EBITDA excluding Executive Bonus	$(1,502)	$(2,244)	$(1,381)	$(5,618)

To supplement the Company’s unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has used Adjusted EBITDA and Adjusted EBITDA excluding Executive Bonus, which are non-GAAP measures. These non-GAAP measures are among the indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods. Management establishes performance targets, annual budgets and makes operating decisions based in part upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the Company’s economic performance year-over-year. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) or other measures prepared in accordance with GAAP.

EBITDA is defined as net income before interest, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense, and restructuring charges. Stock-based compensation and other expense includes expense related to stock issued to employees, directors, and vendors. Restructuring charges include facility consolidation costs and costs related to the Company’s cost reduction initiatives. Adjusted EBITDA excluding Executive Bonus is defined as EBITDA before expense related to Executive Bonus accruals.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA excluding Executive Bonus are not measures of the Company’s liquidity or financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of its liquidity.

While management believes that the non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures. The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to differences in the methods of calculation.

CONTACT: Capstone Turbine Corporation

Investor and investment media inquiries:

818-407-3628

ir@capstoneturbine.com